Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-214892) and (No. 333-218346) and on Form S-8 (No. 333-188552) and (No. 333-215798) of Diamondback Energy, Inc. of our report dated February 28, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting of Energen Corporation, which appears in Energen Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
December 6, 2018